AGREEMNENT TO CONSTRUCT COOPERATIVE FOR
MANUFACTURING AMORPHOUS METAL DISTRIBUTION CORE

Investor: Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.
Location: Xinke Building, No.1 Xinke Road, Xi’an
Legal Representative: Yongxing Song
Registered No.:6101012110931

Investor: Xi’an Yongchun Science & Technology Co., Ltd.
Location: Yongchun Keji Industry Centre, No.3 Keji Road, Hi-tech Industries Development Zone, Xi’an
Legal Representative: Yunfei Wang
Registered No.:6101012112339

Investor: Zhejing Lvneng Electric Co., Ltd.
Location: 1/F, No.3 Building, No.75 Wenyi West Road, Hangzhou City
Legal Representative: Jinqian Hu
Registered No.:3300002000181

Investor: Xinzhi Chai (Natural Person)
Location: Provincial Water & Power Project Bureau, Jiancai Road, Weicheng District, Xianyang, Shaanxi Province
ID Card: 610404600617203

The Agreement is made by and between Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.(hereinafter referred to as “Zhongxi”), Xi’an Yongchun Science & Technology Co., Ltd. (hereinafter referred to as “Yongchun”), Zhejing Lvneng Electric Co., Ltd. (hereinafter referred to as “Lvneng”)and Xinzhi Chai based on “The Corporate Law of People’s Republic of China” and other laws and regulation, it is hereby agreed through friendly negotiation concerning the matters as follows, all parties agreed to establish Shaanxi Amorphous Alloy Power Co., Ltd.( hereinafter referred to as “corporation” in Jingyang county of Shaaxi Province.

Article 1 Name and Location of Corporation

1. Name of corporation: Shaanxi Amorphous Alloy Power Co., Ltd

The final name based on “Notice for Enterprise Name Approved in Advance” issued by Industry and Commerce Administration Department.

2. Location of corporation: Yongle Industry Garden, Intensive Industry Area, Jingyang County, Shaanxi Province

Article 2 Organizational Form of Corporation

The corporation is a limited liability company, the investors (shareholders) will be liable for the responsibility as limited as they offered the capital, share the profit, risks and losses, the corporation is liable for all the liability as all the assets.

Article 3 The Purpose and Scope of Business

1. The purpose of business: the company based on the belief with realistic, high-efficiency to develop new product depends on advanced technology, excellent talent and modern management, to form reasonable economic scale, enhance the internal and international market of competition, improve the enterprise economic benefit and social benefit, and satisfy the requirement of all shareholders legal economic interest.

2. Scope of business: various series of AMDT-core and AMDT, research and development, design, manufacture and sale of transformer; research and development, manufacture, sale and technology development, consult, transfer and service of mechanical and electrical product; import and export business of self-manufactured product, and import business of mechanical equipment, spare parts, raw materials that we need.

The scope of business based on “ Enterprise Legal Representative Business license” issued by industry and commerce administration department.

Article 4 The Business Plan of Corporation After Founded

1. The product capacity of corporation is designed for manufacture 5,000 tons per year and 1,500,000 KVA distribution transformer product. The construction of AMDT-core product line will be reached through two phases, the first phase will be constructed based on the output of 3,000 tons per year, and it is estimated to achieve the goal in 2008. After finished the first phase, we will continue to set up another product line of AMDT-core for 2,000 tons per year. We are planning to achieve the goal for 5,000 tons output per year, with the development of operation, we may enlarge the investment and increase the output of AMDT-core yearly.

2. We will purchase the land for 35 mu in intensive industry area of Jingyang county after the corporation is founded for all investors, to construct the facilities such as the workshop and it’s auxiliary workshop, at the same time, the road, greenbelt and related conveyance system such as water, electricity and gas etc. will be constructed based on the goal for 5,000 tons output per year to be implemented full in one time.

3. After the corporation is founded, we will apply for changing to be a stock company according to the development of business based on the nation’s laws and regulations, we will raise the fund by means of issuing the shares in our country and overseas.

Article 5 The Registered Capital and Constitute of Shares

1. The registered capital of corporation is RMB30,000,000

2. The constitute of shares:

(1).Zhongxi will offer the capital for RMB15,000,000, accounts for 50% of total registered capital;

(2).Yongchun will offer the capital for RMB6,000,000, accounts for 20% of total registered capital;

(3).Lvneng will offer the capital for RMB6,000,000, accounts for 20% of total registered capital;

(4).Xinzhi Chai will offer the capital for RMB3,000,000, accounts for 10% of total registered capital.

3. All the investors need to offer the capital sufficient for the corporation in one time.

Article 6 Time for Paid-in Capital

1. The investors should remit paid-in capital into the appointed account from the valid date within _____days after the effect of this agreement.

Name of Account:________________________

Opening Bank:__________________________

Account No.:____________________________

2. After founding of the corporation, the paid-in capital certificate will be issued to the investors, the certificate should be presented the name of corporation, the date of founding, registered capital, the name of shareholders; or name of corporation, the amount of capital by the investors and the date of offering, the registered No. of certificate and the date of issuing. The certificate will be chopped by the corporation.

Article 6 The Right and Responsibility of the Investors

A. The right of investors

The person who agreed with this agreement and signed are the partner of this limited liability company. The right is as follows:

a. The partners should implement the paid-in capital and gain the corresponding shares based on this agreement.

b. The partners have privileged to review the related document about the corporation and decide to purchase the shares by themselves before offering the capital.

c. The partners have right to vote regarding the preparation and items of establishment based on the percentage of offering.

d. The partners or their representatives need to attend the shareholder meeting, and have the right to vote based on the percentage of offering.

e. The partners are entitled to have the right based on the laws and charter of corporation after founding.

f. The partners are entitled to have the right to share the surplus property based the laws and regulations of this agreement after termination of this corporation.

g. The partners are entitled to have other rights based on the laws and regulations issued by the nation and local government and this agreement.

B. The responsibility of investors

The investors should be liable for the following responsibility except other agreement is signed.

a. The investors should provide the document of their side accurately and timely, and sign the document according to the requirement of responsible institution of government, they need to provide the convenient condition for founding of this corporation.

b. The investors should offer the capital based on the agreed percentage of offering and date.

c. The expenses that founding of this corporation should be shared based on the percentage of offering by the investors. After founding the corporation, the above expenses need to be recorded into organizational charges of corporation.

d. The investors ensure that they have legal right to manage the assets they offered to the corporation, and also have full power treat them as the offering to this corporation.

e. As the investors, the four parties-- Zhongxi, Yongchun, Lvneng and Xinzhi Chai agreed to be liable for the following responsibility based on the percentage of offering.

(a) When the corporation is failed to be founded, the investors should be liable for the liability and expenses of establishment; the fault side of investors should be liable for the duty of breaking the agreement to the non-fault side of investors.

(b) During the founding of corporation, the investors should be liable for compensation for losses due to fault investment.

6. After consulted by Zhongxi, Yongchun, Lvneng, Xinzhi Chai, all parties agreed that Zhongxi is responsible for the related formalities of founding, draft the related documents, opening the account for special use( the account is managed by the person who is appointed by the investors), handle the assets of verify, and in charge of other issue of founding.

Article 8 The Pre-construction of Corporation

Based on the program that agreed by all investors regarding preparation for corporation, the preparation team ( the person are appointed by each side of investors) need to be organized and are responsible for pre-construction work and plan of construction for workshop, if the plan need to be adjusted a lot, it will be decided by shareholder meeting after founding of this corporation .

Article 9 The Structure of Management of Corporation

1. The shareholder meeting will be set up by the corporation which is the highest power organization, it’s function and regulation of discussion will be regulated by the charter of corporation.

2. The board of directors will be set up by the corporation which is the execute organization, it’s function and regulation of discussion will be regulated by the charter of corporation.

3. The board of directors is made up of 5 directors, among them, Yongxing Song, Yarong Feng is nominated by Zhongxi, Yunfei Wang is nominated by Yongchun, Jinqian Hu is nominated by Lvneng, Xinzhi Chai is selected by the shareholder meeting.

The directors will hold him/her post for 3 years, he/she may renew him/her term of office after selected by the shareholder meeting. The replacement or replenish of director will be emerged by recommendation of origin side or be selected by the shareholder meeting, the period for him/her post based on the rest period of previous director.

4. The board of chairman and vice board of chairman will be set up by the board of directors, they will be selected by the board of directors. The board of chairman is legal representative of corporation.

The first board of chairman will be recommended by Yongchun, vice board of chairman will be recommended by Zhongxi, they will be selected by the board of directors.

5. The supervisory committee will be set up by the corporation which is supervisory organization. It’s function and regulation of discussion will be regulated by the charter of corporation. The supervisory committee is made up 3 members( no less 3 persons), and they will hold their post for 3 years. Among them, 1 member will be recommended by Zhongxi, 1 member will be recommended by Yongchun, 1 member will be recommended by Lvneng, the member of supervisory committee will be selected by the shareholder meeting. The chairman of supervisory committee need to be recommended by supervisory committee.

The first chairman of supervisory committee will be recommended by Lvneng, and is selected by supervisory committee.

6. One manager will be set up by the corporation, his/her engagement or dismiss will be decided by the board of directors. Him/her function and regulation of discussion will be regulated by the charter of corporation. The board of director( the board of chairman) may hold the post at the same time.

Article 10 Financial, Tax and Labor Regulation

1. The accounting system will be set up and pay for taxes based on the nation’s laws and regulations. The accounting system adopt the Gregorian calendar year, the accounting year is from 1st of Jan. to 31st of Dec. The account book will be recorded in RMB currency and in Chinese.

2. The annual budget report for income and expenses need to be compiled at each beginning of year, and submit to all the shareholder to be put on file. Otherwise, the financial report, the performance of budget report for income and expenses and other financial report that the shareholders required need to be submitted to the shareholders at each end of year.

3. The legal accumulation fund and other reserve fund need to be withdrew according to “The Corporation Law of People’s Republic of China”. The percentage of withdraw for the reserve fund will be decided by the shareholder meeting based on the business condition.

4. Regarding the staff’s employment, dismissal, resignation, salary and benefit, insurance of labor, regulation of labor will be followed the regulations of nation’s labor and social protection.

Article 11 Distribution of Profit and Remedy of Losses

The profit after the remedy for losses, paying for the income taxes based on the laws, and withdrew various funds will be distributed based on the percentage of offering by four parties- Zhongxi, Yongchun, Lvneng and Xinzhi Chai. Except other regulations agreed by the shareholder meeting.

The corporation have on time for distribution of profit for each year. The distribution of profit schedule will be noticed within 2 months after each accounting year.

Article 12 Responsibility for Breaking this Agreement

1. If the investors failed to offer the paid-in capital sufficient and timely based on the regulation of this agreement, each day for overdue, the breaking party should pay the fine to the performing party based on 0.1% of the offering. If the investors failed to offer the capital for 15 days overdue, it is treated as the breaking party give up for offering. If this circumstance occurred, except the breaking party should be pay the fine to the performing party as mentioned as the above, the breaking party should be liable for the responsibility in Article 7, the performing party is entitled to terminate this agreement. The fine is belong to the corporation, it will be put into the accumulation fund after founding of the corporation. If the corporation is failed to be founded, the fine will belong to other investors who follow the regulation of offering, and is distributed based on the percentage of offering.

2. If this agreement is failed to be performed, fully performed or termination due to any party’s breaking, the breaking party should pay RMB200,000 to the performing party, and bear all the expenses due to the founding of the corporation.

Article 13 Force Majeure

1. Any party should notice other parties timely due to force majeure, it will effect the performance of this agreement based on the agreed term and time, and present the detailed information of force majeure, propose the reason that failed to fully perform or delay to perform this agreement and other valid certificate within 10 days. If the force majeure is reasonable, the party’s responsibility can be exempted or partial exempted due to the force majeure. The party who noticed the force majeure should take effective measurement to decrease or eliminate the influence of force majeure.

2. If this agreement failed to perform continually due to force majeure, this agreement can be terminated after agreed in written by each parties.

Article 14 Settlement of Disputes

Any disputes, controversies or differences which may arise between Zhongxi, Yongchun, Lvneng, Xinzhi Chai, out of or in relation to or in connection with this agreement shall be settled through negotiation. If failed to make a consent, four parties are entitled to sue for people’s court where Zhongxi’s located.

Article 15 Effective of this Agreement and others

1. The agreement will be valid signed and sealed by the investors.

old each 2 originals, the registered organization of corporation hold 2 originals, and corporation hold 1 original, they have the same legal effect.

3. If any part, terms or regulations of this agreement is illegal or non-performed, other part, terms or regulation of this agreement still keep it’s effect.

4. The agreement cannot be revised before all parties made a consent in advance. Except any deceive expression in the agreement, it includes all parties understanding for all terms in the agreement, and can be replaced any expression, written materials , negotiation and MOU.

5. Any issue that failed to be presented in the agreement , all parties may discuss and sign other supplementary agreement, it has the same legal effect with this agreement.

6. The agreement is signed on Nov. 11, 2007 in Xi’an.

7. The investors defined as acknowledged the charter of corporation, paid-in capital, and hold the offering certificate which is registered and signed and sealed by legal representative after founding of corporation.

8. The address is regarded as the delivery address of all parties. Otherwise, the returning is regarded as delivery; any party which changed the address should inform other parties within 3 days, otherwise, it is regarded as delivery.